Exhibit 99.4

EMEA Business Overview Michael Strong CEO - EMEA December 6, 2012

Revenue by Country 2007 YTD Q3 2012 UK France Spain/Portugal Benelux Germany CEE Italy Russia Switzerland Ireland Other

Revenue by Service Line 2007 YTD Q3 2012 Property & Facilities Management Lease Sales Appraisal & Valuation Other

2.1%+ growth 1.1-2% growth 0.1-1% growth <0% growth Source: Oxford Economics, October 2012 Predicted 2012 GDP Growth Key:

GDP Growth Forecasts for 2013 GDP Growth % Source: Oxford Economics, October 2012

European Office Leasing Source: CBRE 000’s Sq M CBRE | Page 6

Annual CRE Investment in Europe Transaction Volumes Source: CBRE, Property Data, KTI Billion €

Outsourcing* Source: CBRE EMEA Finance *Outsourcing: Global Corporate Services and Asset Services revenue, excluding reimbursables Acquisitions Institutional Big Wins Corporate Big Wins 32% Growth Revenue (€m) Lloyds HSBC State Street Prupim / Aberdeen Estimate

Growth Opportunities Leasing Exploit modest recovery in UK, Germany and Ireland Market share gains Strategic hires Segmentation model Investment sales Leverage Q3 2012 Franc Warwick acquisition in UK Strategic hiring: France, Germany, Sweden and Russia Adopt segmentation model in all central business districts Greater collaboration globally Increase intermediation levels outside UK Outsourcing Further develop project management Expand property management offering for institutional clients Improve efficiency to expand margins

Real Estate Finance Debt Advisory Loan Servicing Property Match Residential Prime Project marketing M&A Service line in-fill opportunities remain available Cross-selling opportunities with CBRE Global Investors Cross-border opportunities within EMEA and globally Growth Opportunities

INVESTORS (Debt & Equity) CBRE acts for 42 of the top 50 most active clients OWNERS/DEVELOPERS CBRE acts for 22 of the top 30 most active clients OCCUPIERS CBRE acts for 78 of the 2012 FT Europe 100 firms Source for Investors and Owner/Developers is Real Capital Analytics (RCA) based on most active (acquisitions & sales) over the last 12 months. (Nov 2011 – Oct 2012) Source for Occupiers is the FT Europe 100 2012 list 84% 78% 73% Client Penetration by Type